Exhibit 99.1

September 5, 2014

Dear Stockholder:

Thank you for your investment in Strategic Storage Trust, Inc. and for your trust in our vision to be the most dynamic self storage company in America. On Thursday, we took a giant step in implementing this vision and I wanted to take this opportunity to update you on some very exciting recent developments.

First, we have changed our name to SmartStop Self Storage, Inc. (“SmartStop”) and entered into a self administration and investment management transaction (the “Self Administration and Investment Management Transaction”) with Strategic Storage Holdings, LLC (“SSH”) and our Advisor, Strategic Storage Advisor, LLC (the “Advisor”) pursuant to which we acquired certain assets of SSH. As a result, SmartStop is now the seventh largest fully integrated, self-administered and self-managed self storage REIT, owning 126 self storage properties in 17 states and Toronto, Canada.

Second, on September 4, 2014 our board of directors approved an estimated value per share of $10.81, based on our net asset value (the estimated value of our assets less the estimated value of our liabilities, divided by the number of shares outstanding on an adjusted fully diluted basis) and calculated as of June 30, 2014.

Self Administration and Investment Management Transaction

The Self Administration and Investment Management Transaction was effective on August 31, 2014. While there are many reasons the special committee and our board of directors approved the Self Administration and Investment Management Transaction, below are some of the more important factors considered in connection with the transaction:

•	Accretive Transaction - The transaction is expected to be accretive to our modified funds from operations and cash flow from operations as a result of the elimination of the annual advisory fees and expenses associated with being externally advised. The transaction also positions SmartStop to potentially grow earnings at a more rapid pace due to the transformation of the company from solely an asset-based entity to an integrated investment management platform.

•	Investment Management Platform - We will now serve as the sponsor, advisor and property manager for two recently launched self storage REITs: Strategic Storage Trust II, Inc. (“SST2”) and Strategic Storage Growth Trust, Inc. (“SSGT”), which will generate new advisory and property management revenue streams. SST2 will focus on acquiring stabilized occupied properties (Income) whereas SSGT will focus on development and lease-up properties (Growth). These REITs currently have approximately $172 million in new acquisitions under contract that are projected to generate approximately $2 million in new annual fees to SmartStop with substantial potential to increase fees as new properties are acquired.

•	Proven Management - We now have a fully integrated operations team of approximately 300 self storage, investment and management professionals focused on increasing revenue, occupancy, net operating income and customer satisfaction. This management team has been responsible for 10 quarters of consecutive same-store revenue and net operating income growth.

111 Corporate Drive, Ste 120, Ladera Ranch, CA 92688 | (949) 429-6600 | SmartStopSelfStorage.com

Alabama | Arizona | California | Florida | Georgia | Illinois | Kentucky | Mississippi | Nevada | New Jersey

New York | North Carolina | Pennsylvania | South Carolina | Tennessee | Texas | Virginia | Ontario, Canada

•	The Power of the Brand - We now own the intellectual property rights to the “SmartStop®” brand, related trademarks and over 200 web domains including www.SmartStop.com. By changing our name to SmartStop Self Storage, Inc., we are now synonymous with the brand of our facilities. In addition, we are now positioned to provide institutional third party property management solutions to other self storage owners.

•	Technology and Website - We now own the rights to certain software and related technology associated with the SmartStop website as well as the logic-based proprietary revenue management/optimization and expense control systems, all of which are vital in today’s rapidly changing self storage environment. The integration of our technology, website and the SmartStop® brand has significantly contributed to our consistent revenue growth.

•	Alignment of Interests - The transaction eliminates any potential conflicts of interest which exist for an externally advised REIT, aligns the interests of our management team directly with our stockholders, and enhances the focus of management exclusively on activities which will enhance investment performance for our shareholders.

•	Positioning for Liquidity - As a result of this transaction, we are now positioned for a future listing on a national securities exchange or other strategic event designed to provide investor liquidity while maximizing stockholder value. SmartStop will seek stockholder approval to amend its charter to eliminate provisions applicable to non-listed companies and to more closely reflect the charters of its publicly traded peers at its annual meeting to be held in November 2014.

•	Unique Story - SmartStop offers a unique opportunity for future growth with access to institutional capital markets as well as retail investors with the SST2 and SSGT stock offerings. No other self storage company offers this broad level access to capital for continued growth and expansion of the SmartStop® brand. The combination of SmartStop Self Storage with SST2 and SSGT creates the most dynamic self storage platform in America.

Please see the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 5, 2014 for a detailed description of the Self Administration and Investment Management Transaction, as well as the consideration paid to SSH, our Advisor and their affiliates. If you would like us to send you a copy, please contact us. You may also obtain a copy on our website at www.strategicstoragetrust.com.

Recent Valuation and NAV Calculation

As discussed above, our board of directors approved an estimated value per share of $10.81. We are providing this estimated value per share to assist broker-dealers in connection with their obligations under applicable Financial Industry Regulatory Authority (“FINRA”) rules with respect to customer account statements and to assist fiduciaries in discharging their obligations under Employee Retirement Income Security Act (“ERISA”) reporting requirements. This valuation was performed in accordance with the provisions of Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Investment Program Association (IPA) in April 2013(1).

Please see the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 5, 2014 for a detailed description of the methodology and key assumptions used to determine the estimated value per share and the limitations of the estimated value per share. If you would like us to send you a copy, please contact us. You may also obtain a copy via our website at www.strategicstoragetrust.com.

111 Corporate Drive, Ste 120, Ladera Ranch, CA 92688 | (949) 429-6600 | SmartStopSelfStorage.com

Alabama | Arizona | California | Florida | Georgia | Illinois | Kentucky | Mississippi | Nevada | New Jersey

New York | North Carolina | Pennsylvania | South Carolina | Tennessee | Texas | Virginia | Ontario, Canada

SmartStop was founded in 2008. There were no assets, no liabilities and no stockholders. What we did have was a tremendous commitment to our income and growth strategy. As a result, SmartStop is now the seventh largest self storage company in the United States. Our commitment to you, our stockholders, is to continually look for new ways to move the company forward. These are exciting times for the company and we are grateful to be able to share them with you.

Sincerely,

SMARTSTOP SELF STORAGE, INC.

By:
H. Michael Schwartz
President and Chief Executive Officer

(1)             With respect to the estimated value per share, we can give no assurance that: you would be able to resell your shares at this estimated value; you would ultimately realize distributions per share equal to our estimated value per share upon liquidation of our assets and settlement of our liabilities or a sale of our company; our shares of common stock would trade at the estimated value per share on a national securities exchange; an independent third-party appraiser or other third-party valuation firm would agree with our estimated value per share; or the methodology used to estimate our value per share will be in compliance with any future FINRA rules or ERISA reporting requirements.

This letter may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and our ability to access additional capital; uncertainties relating to the closing of property acquisitions; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in our Annual Report on Form 10-K. This is neither an offer nor a solicitation to purchase securities.

111 Corporate Drive, Ste 120, Ladera Ranch, CA 92688 | (949) 429-6600 | SmartStopSelfStorage.com

Alabama | Arizona | California | Florida | Georgia | Illinois | Kentucky | Mississippi | Nevada | New Jersey

New York | North Carolina | Pennsylvania | South Carolina | Tennessee | Texas | Virginia | Ontario, Canada